Exhibit 10.8

AGREEMENT

THIS AGREEMENT (the “Agreement”), dated this 4th day of August 2020, is by and among William Penn Bancorp, Inc. (the “Company”), William Penn, MHC (the “MHC”), WPH Holding Company, a newly formed Maryland corporation (“WPH”), and William Penn Bank (the “Bank” and, together with the Company, WPH and the MHC, “William Penn”), on the one hand, and Tyndall Capital Partners LP (“Tyndall”) and Jeffrey S. Halis, an individual (collectively, the “Tyndall Group” and individually, a “Tyndall Group Member”), on the other hand.

RECITALS

WHEREAS, William Penn and the Tyndall Group have agreed that it is in their mutual interests to enter into this Agreement.

NOW, THEREFORE, in consideration of the recitals and the representations, warranties, covenants and agreements contained herein and other good and valuable consideration, and intending to be legally bound hereby, the parties agree as follows:

1.            Representations and Warranties of the Tyndall Group. The Tyndall Group Members hereby represent and warrant to William Penn as follows:

(a)            The Tyndall Group has fully disclosed in Exhibit A to this Agreement the total number of shares of common stock of the Company, par value $0.01 per share (the “Company Common Stock”), to which it is the beneficial owner, and neither the Tyndall Group nor any Tyndall Group Member nor any of their affiliates has (i) a right to acquire any interest in any capital stock of the Company, or (ii) a right to vote any shares of capital stock of the Company other than as set forth in Exhibit A;

(b)            The Tyndall Group and the Tyndall Group Members have full power and authority to enter into and perform their obligations under this Agreement, and the execution and delivery of this Agreement by the Tyndall Group and the Tyndall Group Members has been duly authorized by the Tyndall Group and the Tyndall Group Members. This Agreement constitutes a valid and binding obligation of the Tyndall Group and the Tyndall Group Members and the performance of its terms will not constitute a violation of any limited partnership agreement, articles of incorporation, bylaws, operating agreement or any agreement or instrument to which the Tyndall Group or any Tyndall Group Member is a party;

(c)            There are no other persons who, by reason of their personal, business, professional or other arrangement with the Tyndall Group or any Tyndall Group Member, have agreed, in writing or orally, explicitly or implicitly, to take any action on behalf of or in lieu of the Tyndall Group or any Tyndall Group Member that would be prohibited by this Agreement; and

(d)            There are no arrangements, agreements or understandings concerning the subject matter of this Agreement between the Tyndall Group and any Tyndall Group Member and William Penn other than as set forth in this Agreement.

2.            Representations and Warranties of William Penn. The Company, the MHC, WPH and the Bank hereby represent and warrant to the Tyndall Group Members as follows:

(a)            The Company, the MHC, WPH and the Bank have full power and authority to enter into and perform their respective obligations under this Agreement, and the execution and delivery of this Agreement by the Company, the MHC, WPH and the Bank has been duly authorized by the Board of Directors of the Company, the MHC, WPH and the Bank. This Agreement constitutes a valid and binding obligation of the Company, the MHC, WPH and the Bank and the performance of its terms will not constitute a violation of their respective articles of incorporation or bylaws or any agreement or instrument to which the Company, the MHC, WPH or the Bank is a party;

(b)            Upon the completion of the fully public conversion of William Penn from the mutual holding company form of organization to the stock holding form of organization (the “Second Step Conversion”), WPH will change its legal name and become the stock holding company of the Bank; and

(c)            The Company, the MHC, WPH and the Bank hereby represent and warrant to the Tyndall Group that there are no arrangements, agreements or understandings concerning the subject matter of this Agreement between the Tyndall Group or any Tyndall Group Member and William Penn other than as set forth in this Agreement.

3.            Covenants. The Tyndall Group and the Tyndall Group Members, on the one hand, and William Penn, on the other hand, covenant and agree as follows:

(a)            Voting of Company Common Stock. During the term of this Agreement, at any meeting of the shareholders of the Company, the Tyndall Group and each Tyndall Group Member covenant and agree, and shall require each of their affiliates, to cause the shares of Company Common Stock, or any other securities of the Company, of which they are the beneficial owner, to be present for quorum purposes and to be voted on all proposals at any meeting of the shareholders of the Company, or any adjournment or postponement thereof, in accordance with the recommendations of the Company’s Board of Directors, including, but not limited to, with the respect to a proposal to effect the Second Step Conversion. Notwithstanding the foregoing, with respect to any such proposal that requires only a majority of votes cast by Company shareholders to be approved (as opposed to a proposal requiring a majority or higher percentage of total shares of Company Common Stock outstanding, or a majority or higher percentage of the total shares of outstanding Company Common Stock held by shareholders other than the MHC, which shall both be subject to the voting requirement set forth in the first sentence of this Section 3(a)), the Tyndall Group and each Tyndall Group Member may abstain from voting their shares of Company Common Stock, or any other securities of the Company beneficially owned by them, on the proposal in lieu of voting their shares of Company Common Stock, or any other securities of the Company beneficially owned by them, in accordance with the recommendations of the Company’s Board of Directors with respect to the proposal.

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(b)            Voting of WPH Common Stock. During the term of this Agreement, at any meeting of the shareholders of WPH, the Tyndall Group and each Tyndall Group Member covenant and agree, and shall require each of their affiliates, to cause the shares of common stock of WPH (the “WPH Common Stock”), or any other securities of WPH, of which they are the beneficial owner, to be present for quorum purposes and to be voted on all proposals at any meeting of the shareholders of the WPH, or any adjournment or postponement thereof, in accordance with the recommendations of WPH’s Board of Directors. Notwithstanding the foregoing, with respect to any such proposal that requires only a majority of votes cast by WPH shareholders to be approved (as opposed to a proposal requiring a majority or higher percentage of total shares of WPH Common Stock outstanding, which shall be subject to the voting requirement set forth in the first sentence of this Section 3(b)), the Tyndall Group and each Tyndall Group Member may abstain from voting their shares of WPH Common Stock, or any other securities of WPH beneficially owned by them, on the proposal in lieu of voting their shares of WPH Common Stock, or any other securities of WPH beneficially owned by them, in accordance with the recommendations of WPH’s Board of Directors with respect to the proposal.

(c)            Voting on WPH Stock Benefit Plan. Notwithstanding the requirements of Section 3(b) of this Agreement but subject to the requirements set forth in Section 3(d) of this Agreement, with respect to any proposal submitted to the shareholders of WPH requesting that WPH shareholders approve the adoption or implementation of an omnibus stock incentive plan (“Stock Benefit Plan”), the Tyndall Group and each Tyndall Group Member may only either (i) abstain from voting their shares of WPH Common Stock, or any other securities of WPH beneficially owned by them, on the proposal to approve the Stock Benefit Plan in lieu of voting their shares of WPH Common Stock, or any other securities of WPH beneficially owned by them, or (ii) vote such shares of WPH Common Stock, or any other securities of WPH beneficially owned by them, in accordance with the recommendations of WPH’s Board of Directors in favor of the Stock Benefit Plan.

(d)            Additional Tyndall Group Covenants and Forbearances. During the term of this Agreement, the Tyndall Group and each Tyndall Group Member covenant and agree not to do the following, directly or indirectly, alone or in concert with any affiliate, other group or other person:

(i)            acquire, offer or propose to acquire or agree to acquire, whether by purchase, tender or exchange offer, or through the acquisition of control of another person or entity (including by way of merger or consolidation) any additional shares of the outstanding Company Common Stock or WPH Common Stock, any rights to vote or direct the voting of any additional shares of Company Common Stock or WPH Common Stock, or any securities convertible into Company Common Stock or WPH Common Stock (except by way of stock splits, stock dividends, stock reclassifications or other distributions or offerings made available and, if applicable, exercised on a pro rata basis, to holders of the Company Common Stock or WPH Common Stock generally); provided, however, that if the Tyndall Group or any Tyndall Group Member beneficially owns any shares of Company Common Stock at the effective time of the Second Step Conversion, such shares shall be converted into shares of WPH Common Stock in accordance with the final exchange ratio for the conversion of Company Common Stock applicable to all shareholders of the Company at the effective time of the Second Step Conversion;

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(ii)           without the Company’s prior written consent, directly or indirectly, sell, transfer or otherwise dispose of any interest in the Tyndall Group’s shares of Company Common Stock prior to William Penn’s public announcement of its adoption of a plan of conversion with respect to the Second Step Conversion; provided, however, that if William Penn has not made a public announcement regarding its adoption of a plan of conversion with respect to the Second Step Conversion by September 30, 2020, William Penn will promptly either (a) make a public announcement regarding its intent to proceed with the Second Step Conversion or (b) notify the Tyndall Group in writing that it has determined not to proceed with the Second Step Conversion at such time and, upon such public announcement or the Tyndall Group’s receipt of such written notification, the Tyndall Group and each Tyndall Group Member may, subject to the provisions of this Agreement, sell, transfer or otherwise dispose of any interest in the Tyndall Group’s shares of Company Common Stock.

(iii)          without the Company’s prior written consent, knowingly directly or indirectly, sell, transfer or otherwise dispose of any block of shares of Company Common Stock that constitute, in the aggregate, 5.0% or more of the outstanding shares of Company Common Stock held by stockholders other than the MHC, unless the purchaser or transferee of such shares of Company Common Stock agrees in writing for the benefit of William Penn, prior to such sale or transfer, to be bound by the terms of this Agreement and to be subject to all obligations of a Tyndall Group Member to William Penn under this Agreement for the remaining term of the Agreement;

(iv)          without WPH’s prior written consent, knowingly directly or indirectly, sell, transfer or otherwise dispose of any block of shares of WPH Common Stock that constitute, in the aggregate, an amount of WPH Common Stock equal to 5.0% or more of the outstanding shares of Company Common Stock held by stockholders other than the MHC (after giving effect to the final exchange ratio for the Second Step Conversion) immediately prior to the effective time of the Second Step Conversion, unless the purchaser or transferee of such shares of WPH Common Stock agrees in writing for the benefit of William Penn, prior to such sale or transfer, to be bound by the terms of this Agreement and to be subject to all obligations of a Tyndall Group Member to William Penn under this Agreement for the remaining term of the Agreement;

(v)           seek to exercise any control or influence over the management of the Company, WPH or the Bank or the Boards of Directors of the Company, WPH or the Bank or any of the businesses, operations or policies of the Company, WPH or the Bank,

(vi)          except in connection with the enforcement of this Agreement, initiate or participate, by encouragement or otherwise, in any litigation against the Company, the MHC, WPH or the Bank or their respective officers and directors, or in any derivative litigation on behalf of the Company, the MHC, WPH or the Bank, except for testimony which may be required by law;

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(vii)         request, or induce or encourage any other person to request, that William Penn amend or waive any of the provisions of this Agreement;

(viii)        advise, assist, encourage or finance (or arrange, assist or facilitate financing to or for) any other person in connection with any of the matters restricted by, or otherwise seek to circumvent the limitations of, this Agreement;

(ix)          (A) propose or seek to effect a merger, consolidation, recapitalization, reorganization, sale, lease, exchange or other disposition of substantially all the assets of, or other business combination involving, or a tender or exchange offer for securities of, the Company, WPH or the Bank or any material portion of the Company’s, WPH’s or the Bank’s business or assets or any type of transaction that would result in a change in control of the Company or WPH (any such transaction described in this clause (A) is a “William Penn Corporate Transaction” and any proposal or other action seeking to effect a William Penn Corporate Transaction as described in this clause (A) is defined as a “William Penn Corporate Transaction Proposal”), (B) present to the Company, WPH, their shareholders or any third party any proposal constituting or that could reasonably be expected to result in a William Penn Corporate Transaction, or (C) seek to effect a change in control of the Company or WPH;

(x)           publicly suggest or announce its willingness or desire to engage in a transaction or group of transactions or have another person engage in a transaction or group of transactions that would constitute or could reasonably be expected to result in a William Penn Corporate Transaction or take any action that might require the Company or WPH to make a public announcement regarding any such William Penn Corporate Transaction;

(xi)           initiate, request, induce, encourage or attempt to induce or give encouragement to any other person to initiate any proposal constituting or that can reasonably be expected to result in a William Penn Corporate Transaction Proposal, or otherwise provide assistance to any person who has made or is contemplating making, or enter into discussions or negotiations with respect to, any proposal constituting or that can reasonably be expected to result in a William Penn Transaction Proposal;

(xii)         solicit proxies or written consents or assist or participate in any other way, directly or indirectly, in any solicitation of proxies or written consents, or otherwise become a “participant” in a “solicitation,” or assist any “participant” in a “solicitation” (as such terms are defined in Rule 14a-1 of Regulation 14A and Instruction 3 of Item 4 of Schedule 14A, respectively, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) in opposition to any recommendation or proposal of the Board of Directors of the Company or WPH, or recommend or request or induce or attempt to induce any other person to take any such actions, or seek to advise, encourage or influence any other person with respect to the voting of (or the execution of a written consent in respect of) the Company Common Stock or the WPH Common Stock, or execute any written consent in lieu of a meeting of the holders of the Company Common Stock or the WPH Common Stock, or grant a proxy with respect to the voting of the capital stock of the

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Company to any person or entity other than the Board of Directors of the Company or the Board of Directors of WPH;

(xiii)        initiate, propose, submit, encourage or otherwise solicit shareholders of the Company or of WPH for the approval of one or more shareholder proposals or induce or attempt to induce any other person to initiate any shareholder proposal, or seek election to, or seek to place a representative or other affiliate or nominee on, the Board of Directors of the Company or WPH, or seek removal of any member of the Board of Directors of the Company, WPH or the Bank;

(xiv)        form, join in or in any other way (including by deposit of the Company’s or WPH’s capital stock) participate in a partnership, pooling agreement, syndicate, voting trust or other group with respect to Company Common Stock or WPH Common Stock, or enter into any agreement or arrangement or otherwise act in concert with any other person, for the purpose of acquiring, holding, voting or disposing of Company Common Stock or WPH Common Stock;

(xv)         (A) join with or assist any person or entity, directly or indirectly, in opposing, or make any statement in opposition to, any proposal or director nomination submitted by the Company’s Board of Directors to a vote of the Company’s shareholders, (B) join with or assist any person or entity, directly or indirectly, in opposing, or make any statement in opposition to, any proposal or director nomination submitted by the WPH’s Board of Directors to a vote of WPH’s shareholders, or (C) join with or assist any person or entity, directly or indirectly, in supporting or endorsing (including supporting, requesting or joining in any request for a meeting of shareholders in connection with), or make any statement in favor of, any proposal submitted to a vote of the Company’s or WPH’s shareholders that is opposed by the Company’s Board of Directors or WPH’s Board of Directors; or

(xvi)        vote for any nominee or nominees for election to the Board of Directors of the Company or the Board of Directors of WPH other than those nominated or supported by the Company’s Board of Directors or WPH’s Board of Directors.

(e)            Special WPH Dividend. During the term of this Agreement, William Penn hereby covenants and agrees that, in the offering prospectus of WPH for shares of its common stock to be issued in connection with the Second Step Conversion (the “Prospectus”), WPH will disclose its intention to declare a one-time special cash dividend of up to $0.50 per share of WPH Common Stock, subject to the receipt of all required approvals from any applicable governmental or regulatory authority, following the completion of the Second Step Conversion.

(f)            Non-Disparagement. During the term of this Agreement, the Tyndall Group and each Tyndall Group Member agrees not to disparage the Company, the MHC, WPH, the Bank or any of their directors (including nominees supported by the Company’s Board of Directors or WPH’s Board of Directors), officers or employees in any public or quasi-public forum, and the Company, the MHC, WPH, and the Bank agree not to disparage the Tyndall Group or any Tyndall Group Member in any public or quasi-public forum.

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4.            Notice of Breach and Remedies.

(a)            The parties expressly agree that an actual or threatened breach of this Agreement by any party will give rise to irreparable injury that cannot adequately be compensated by damages. Accordingly, in addition to any other remedy to which it may be entitled, each party shall be entitled to seek a temporary restraining order or injunctive relief to prevent a breach of the provisions of this Agreement or to secure specific enforcement of its terms and provisions.

(b)            The Tyndall Group and each Tyndall Group Member expressly agree that they will not be excused or claim to be excused from performance under this Agreement as a result of any material breach by William Penn unless and until William Penn is given written notice of such breach and allowed fifteen (15) business days either to cure such breach or seek relief in court.  If William Penn seeks relief in court, the Tyndall Group and each Tyndall Group Member irrevocably stipulate that any failure to perform by the Tyndall Group and/or any Tyndall Group Member or any assertion by the Tyndall Group and/or any Tyndall Group Member that they are excused from performing their obligations under this Agreement because it would cause William Penn irreparable harm, then William Penn shall not be required to provide further proof of irreparable harm in order to obtain equitable relief and that the Tyndall Group and each Tyndall Group Member shall not deny or contest that such circumstances would cause William Penn irreparable harm.  If, after such fifteen (15) business day period, William Penn has not either reasonably cured such material breach or obtained relief in court, the Tyndall Group or each Tyndall Group Member may terminate this Agreement by delivery of written notice to William Penn.

(c)            William Penn expressly agrees that it will not be excused or claim to be excused from performance under this Agreement as a result of any material breach by the Tyndall Group or any Tyndall Group Member unless and until the Tyndall Group and each Tyndall Group Member is given written notice of such breach and allowed fifteen (15) business days either to cure such breach or seek relief in court.  If the Tyndall Group or any Tyndall Group Member seeks relief in court, William Penn irrevocably stipulates that any failure to perform by William Penn or any assertion by William Penn that it is excused from performing its obligations under this Agreement because it would cause the Tyndall Group and each Tyndall Group Member irreparable harm, then the Tyndall Group or any Tyndall Group Member shall not be required to provide further proof of irreparable harm in order to obtain equitable relief and that William Penn shall not deny or contest that such circumstances would cause the Tyndall Group and each Tyndall Group Member irreparable harm. If, after such fifteen (15) business day period, the Tyndall Group or the Tyndall Group Member has not either reasonably cured such material breach or obtained relief in court, William Penn may terminate this Agreement by delivery of written notice to the Tyndall Group and each Tyndall Group Member.

5.            Term. This Agreement shall be effective upon the execution of the Agreement, and will remain in effect until 11:59 p.m. on August 4, 2025.

6.            Publicity. During the term of this Agreement, no party to this Agreement shall (i) disclose the existence of this Agreement, or any of the terms of this Agreement, to any third party

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without the prior written consent of such other party or (ii) cause, discuss, cooperate or otherwise aid in the preparation of any press release or other publicity or public disclosure concerning this Agreement or any other party to this Agreement or its operations without the prior approval of such other party; provided, however, that William Penn may include a summary of the provisions of this Agreement in the Prospectus and include a copy of this Agreement, if required under applicable federal securities or banking laws, as an exhibit to any application, notice or registration statement filed with a governmental or regulatory authority in connection with the Second Step Conversion.

7.            Notices. All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed given or made (a) on the date delivered if delivered by telecopy or in person, (b) on the third Business Day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid) or (c) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

Tyndall Group:	Jeffrey S. Halis
Tyndall Capital Partners LP
150 E. 58th Street, 14th Floor
New York, New York 10155
jhalis@tyndallmanagement.com

with a copy to:	Michael Basile, Esq.
Stroock & Stroock & Lavan LLP
200 S. Biscayne Boulevard, Suite 3100
Miami, Florida 33131
mbasile@stroock.com

William Penn:	Kenneth J. Stephon
President and Chief Executive Officer
William Penn Bancorp, Inc.
WPH Holding Company
William Penn, MHC
William Penn Bank
10 Canal Street, Suite 104
Bristol, Pennsylvania 19007
kstephon@williampenn.bank

with a copy to:	Gary R. Bronstein, Esq.
Kilpatrick Townsend & Stockton LLP
607 14th Street, NW, Suite 900
Washington, DC 20005
gbronstein@kilpatricktownsend.com

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8.            Governing Law and Choice of Forum. Unless applicable federal law or regulation is deemed controlling, Pennsylvania law shall govern the construction and enforceability of this Agreement. Any and all actions concerning any dispute arising hereunder shall be filed and maintained in the United States District Court for the Eastern District of Pennsylvania or, if there is no basis for federal jurisdiction, in the Philadelphia Court of Common Pleas. The Tyndall Group and the Tyndall Group Members agree that the United States District Court for the Eastern District of Pennsylvania and the Philadelphia Court of Common Pleas may exercise personal jurisdiction over them in any such actions.

9.            Severability. If any term, provision, covenant or restriction of this Agreement is held by any governmental authority or a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

10.          Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns, and transferees by operation of law, of the parties. Except as otherwise expressly provided, this Agreement shall not inure to the benefit of, be enforceable by or create any right or cause of action in any person, including any shareholder of the Company, other than the parties to the Agreement. Nothing contained herein shall prohibit any Tyndall Group Member from transferring any portion or all of the shares of Company Common Stock or WPH Common Stock owned thereby at any time to any affiliate of a Tyndall Group Member, but only if the transferee agrees in writing for the benefit of William Penn (with a copy thereof to be furnished to William Penn prior to such transfer) to be bound by the terms of this Agreement (any such transferee shall be included in the terms “Tyndall Group” and “Tyndall Group Member”).

11.          Survival of Representations, Warranties and Covenants. All representations, warranties and covenants shall survive the execution and delivery of this Agreement and shall continue for the term of this Agreement unless otherwise provided.

12.          Amendments.  This Agreement may not be modified, amended, altered or supplemented except by a written agreement executed by all of the parties.

13.          Definitions.      As used in this Agreement, the following terms shall have the meanings indicated as follows, unless the context otherwise requires:

(a)            The term “acquire” means every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

(b)            The term “acting in concert” means (i) knowing participation in a joint activity or conscious parallel action towards a common goal, whether or not pursuant to an express agreement, or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

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(c)            The term “affiliate” means, with respect to any person, a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with such other person.

(d)           The term “beneficial owner” shall have the meaning ascribed to it, and be determined in accordance with, Rule 13d-3 of the Securities and Exchange Commission’s Rules and Regulations promulgated under the Exchange Act.

(e)           The term “change in control” denotes circumstances under which: (i) any person or group becomes the beneficial owner of shares of capital stock of the Company or the Bank representing 25% or more of the total number of votes that may be cast for the election of the Boards of Directors of the Company, WPH or the Bank, (ii) the persons who were directors of the Company or the Bank cease to be a majority of the Board of Directors, in connection with any tender or exchange offer (other than an offer by the Company, WPH or the Bank), merger or other business combination, sale of assets or contested election, or combination of the foregoing, or (iii) shareholders of the Company, WPH or the Bank approve a transaction pursuant to which substantially all of the assets of the Company, WPH or the Bank will be sold.

(f)            The term “control” (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management, activities or policies of a person or organization, whether through the ownership of capital stock, by contract, or otherwise.

(g)           The term “group” has the meaning as defined in Section 13(d)(3) of the Exchange Act.

(h)           The term “person” includes an individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, syndicate, or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the Company or of WPH.

(i)             The term “transfer” means, directly or indirectly, to sell, gift, assign, pledge, encumber, hypothecate or similarly dispose of (by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, gift, assignment, pledge, encumbrance, hypothecation or similar disposition of (by operation of law or otherwise), any Company Common Stock, any WPH Common Stock or any interest in any Company Common Stock or WPH Common Stock; provided, however, that a merger or consolidation in which the Company is a constituent corporation shall not be deemed to be the transfer of any common stock beneficially owned by the Tyndall Group or a Tyndall Group Member.

(j)            The term “vote” means to vote in person or by proxy, or to give or authorize the giving of any consent as a stockholder on any matter.

14.           Counterparts; Facsimile. This Agreement may be executed in any number of counterparts and by the parties in separate counterparts, and signature pages may be delivered

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by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

15.           Duty to Execute. Each party agrees to execute any and all documents, and to do and perform any and all acts and things necessary or proper to effectuate or further evidence the terms and provisions of this Agreement.

16.           Termination. This Agreement shall cease, terminate and have no further force and effect upon the expiration of the term as set forth in Section 5, unless earlier terminated pursuant to Section 4 or Section 5 hereof or by mutual written agreement of the parties.

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IN WITNESS WHEREOF, this Agreement has been duly executed by the undersigned and is effective as of the day and year first written above.

TYNDALL CAPITAL PARTNERS LP	WILLIAM PENN BANCORP, INC.

By:	/s/ Jeffrey S. Halis	By:	/s/ Kenneth J. Stephon
	Jeffrey S. Halis		Kenneth J. Stephon
	General Partner of the General Partner of Tyndall Capital Partners LP		President and Chief Executive Officer

JEFFREY S. HALIS	WILLIAM PENN, MHC

By:	/s/ Jeffrey S. Halis	By:	/s/ Kenneth J. Stephon
	Jeffrey S. Halis		Kenneth J. Stephon
President and Chief Executive Officer

WPH HOLDING COMPANY

By:	/s/ Kenneth J. Stephon
Kenneth J. Stephon
President and Chief Executive Officer

WILLIAM PENN BANK

By:	/s/ Kenneth J. Stephon
Kenneth J. Stephon
President and Chief Executive Officer

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EXHIBIT A

The Tyndall Group beneficially owns 342,817 shares of Company Common Stock, (i) 235,940 shares of which are owned by Tyndall and (ii) 106,877 shares of which are owned by Jeffrey S. Halis directly.